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                                                                   EXHIBIT 10(L)

           DESCRIPTION OF AGREEMENT BETWEEN THE GILLETTE COMPANY AND
                                ROBERT J. MURRAY

     Pursuant to a noncompetition agreement between The Gillette Company and Robert J. Murray, former Executive Vice President, Gillette North Atlantic, effective January 1, 1996, for a period ending December 31, 2000, or upon his earlier death, Mr. Murray will receive $450,000 per year in 1996 and 1997 and $320,000 per year in 1998, 1999 and 2000.